As filed with the Securities and Exchange Commission on October 11, 2000
                                                       Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                           WEBEX COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware 77-0548319
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

           110 Rose Orchard Way                               95134
               San Jose, CA                                 (Zip Code)
           (Address of principal
            executive offices)

        WebEx Communications, Inc. Amended and Restated 1998 Stock Plan,
              WebEx Communications, Inc. 2000 Stock Incentive Plan
                                       and
          WebEx Communications, Inc. 2000 Employee Stock Purchase Plan
                            (Full title of the plans)

             Subrah S. Iyar                            Copy to:
         Chief Executive Officer               Allison L. Tilley, Esq.
       WebEx Communications, Inc.               Davina K. Kaile, Esq.
          110 Rose Orchard Way              Pillsbury Madison & Sutro LLP
           San Jose, CA 95134                    2550 Hanover Street
             (408) 435-7000                      Palo Alto, CA 94304
      (Name, address and telephone                  (650) 233-4500
      number of agent for service)
  ------------------------------------   ------------------------------------

                                          CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                     Amount To           Proposed             Proposed           Amount of
              Title of Securities                        Be          Maximum Offering     Maximum Aggregate     Registration
              To Be Registered(1)                  Registered(2)    Price Per Share(3)     Offering Price           Fee
------------------------------------------------   ---------------  -------------------  --------------------  ---------------
Common Stock, par value $0.001 per share: To
be issued under the WebEx Communications, Inc.
Amended and Restated 1998 Stock Plan                 4,086,658           $5.2097             $21,290,382         $5,620.66
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share:  To
be issued under the WebEx Communications, Inc.
2000 Stock Incentive Plan                            9,000,000            $33.32            $299,880,000         $79,168.32
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share:  To
be issued under the WebEx Communications, Inc.
2000 Employee Stock Purchase Plan                    2,000,000            $33.32             $67,000,000         $17,592.96
------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                  N/A                N/A                   N/A            $102,381.94
==============================================================================================================================

(1) The securities to be registered include options and rights to acquire Common Stock.
(2) Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock. (3) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PROGRAM ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

         (a) Registrant's prospectus dated July 27, 2000 and filed on July 28, 2000 pursuant to Rule 424(b) of the Securities Act and which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year referred to in (a) above, covered by the Registration document.

         (c) The description of Registrant's Capital Stock contained in Registrant's registration statement on Form 8-A, filed June 21, 2000 pursuant to
Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Madison & Sutro LLP, Palo Alto, California. As of the date of this Registration Statement, certain partners of Pillsbury Madison & Sutro LLP beneficially own an aggregate of 62,000 shares of the Registrant's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

     o any breach of their duty of loyalty to the corporation or its stockholders;

     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 17 of the Delaware General Corporation Law; or

     o any transaction from which the director derived an improper personal benefit.

         This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Registrant's certificate of incorporation and bylaws provide that it will indemnify its directors and executive officers and may indemnify other officers and employees and other agents to the fullest extent permitted by law. Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

         Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in Registrant's certificate of incorporation and bylaws. These indemnification agreements require the Registrant to indemnify such director or officer (an "Indemnitee") to the fullest extent permitted by Delaware law, and to indemnify such Indemnitee against expenses and liabilities actually and reasonably incurred in connection with the investigation, defense, settlement or appeal of any proceeding to which such Indemnitee was or is threatened to be made a party. Pursuant to these indemnification agreements, the Registrant shall also advance to each Indemnitee expenses and costs associated with any above-referenced proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See Exhibit Index, which list of exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (A) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on the 11th day of October, 2000.

                                        WEBEX COMMUNICATIONS, INC.


                                        By         /S/ SUBRAH S. IYAR
                                           -------------------------------------
                                                       Subrah S. Iyar
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Subrah S. Iyar, Craig Klosterman and David Farrington, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             NAME                           TITLE                     DATE
             ----                           -----                     ----


  /S/ SUBRAH S. IYAR       Chief Executive Officer and          October 11, 2000
-------------------------  Director (Principal Executive
      Subrah S. Iyar       Officer)



     /S/ MIN ZHU           President and Director               October 11, 2000
-------------------------
          Min Zhu

             NAME                           TITLE                     DATE
             ----                           -----                     ----


  /S/ CRAIG KLOSTERMAN     Chief Financial Officer (Principal   October 11, 2000
-------------------------  Financial and Accounting Officer)
       Craig Klosterman



      /S/ JAN BAAN         Director                             October 11, 2000
-------------------------
           Jan Baan



    /S/ SOMSHANKAR DAS     Director                             October 11, 2000
-------------------------
         Somshanker Das



    /S/ VIVEK RANADIVE     Director                             October 11, 2000
-------------------------
         Vivek Ranadive



     /S/ SCOTT SANDELL     Director                             October 11, 2000
-------------------------
          Scott Sandell



     /S/ PHILLIP WHITE     Director                             October 11, 2000
-------------------------
          Phillip White

                                INDEX TO EXHIBITS


  Exhibit
    No.                             Description
-----------  -------------------------------------------------------------------

    4.1*     WebEx Communications, Inc. Amended and Restated 1998 Stock Plan

    4.2**    WebEx Communications, Inc. 2000 Stock Incentive Plan

    4.3***   WebEx Communications, Inc. 2000 Employee Stock Purchase Plan

    5.1      Opinion regarding legality of the securities being offered

   23.1      Consent of KPMG LLP, Independent Auditors

   23.2      Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1)

   24.1      Power of Attorney (see page II-5)

----------

* Incorporated by reference to Exhibit 10.1 to Registrant's Registration Statement on Form S-1, No. 333-33716.

** Incorporated by reference to Exhibit 10.2 to Registrant's Registration Statement on Form S-1, No. 333-33716.

*** Incorporated by reference to Exhibit 10.3 to Registrant's Registration Statement on Form S-1, No. 333-33716.